PRINCIPAL INVESTORS FUND, INC.
                          PRINCIPAL LIFETIME 2030 FUND
                                 BALANCED FUND
                        PROSPECTUS/INFORMATION STATEMENT

This prospectus/information statement is being furnished in connection with a special meeting of the shareholders of the Balanced Fund, a series of Principal Investors Fund, Inc. ("Investors Fund") to be held at 2:00 p.m. C.D.T., on May 14, 2003, at the offices of Principal Management Corporation, 680 8th Street, Des Moines, Iowa 50392-0200.

At the meeting, shareholders of the Balanced Fund will vote on a Plan of Acquisition ("Plan"). Under the Plan, if approved, the Principal LifeTime 2030 Fund, another series of the Investors Fund, will acquire all the assets and assume all the liabilities of the Balanced Fund and issue in exchange shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J common stock. The Balanced Fund will immediately redeem all its outstanding Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J shares by distributing the Principal LifeTime 2030 Fund shares of the same classes to its shareholders. As a result, a shareholder of the Balanced Fund will have the same amount invested in the same share class of the Principal LifeTime 2030 Fund that the shareholder had invested in those share classes of the Balanced Fund at the effective time. The manager of the Investors Fund, Principal Management Corporation, has agreed to pay all expenses incurred by the Balanced Fund in connection with the Plan.

The Balanced Fund and the Principal LifeTime 2030 Fund are each a series of the Investors Fund, which is a Maryland corporation organized by Principal Life Insurance Company ("Principal Life") and registered as an open-end, management investment company under the Investment Company Act of 1940 (the "Investment Company Act"). The primary investment objective of both the Balanced Fund and the Principal LifeTime 2030 Fund is to seek a total return consisting of long-term growth of capital and current income. The Balanced Fund pursues the investment objective by investing primarily in common stocks and corporate bonds while the Principal LifeTime 2030 Fund invests in shares of other series of the Principal Investors Fund (the "Underlying Funds"). In addition, the Principal LifeTime 2030 Fund will change the percentage of its portfolio allocation invested in the Underlying Funds over time to accommodate investors progressing from an asset accumulation objective to an income generating objective.

This prospectus/information statement sets forth concisely the information you should know before voting on the proposed Plan. You should retain it for future reference.

The prospectus and Statement of Additional Information for the Balanced Fund, the Principal LifeTime 2030 Fund and the Underlying Funds in which the Principal LifeTime 2030 Fund invests, dated March 1, 2003, have been filed with the Securities and Exchange Commission ("SEC") and are available without charge by writing to the Investors Fund or its manager at their principal executive offices, 680 8th Street, Des Moines, Iowa 50392-2080 or by telephoning toll-free 1-800-247-4123. The prospectus of the Principal LifeTime 2030 Fund and the Balanced Fund, dated March 1, 2003, and the Statement of Additional Information, dated April 10, 2003, relating to this prospectus/information statement, are incorporated herein by reference. A copy of the current prospectus for the Principal LifeTime 2030 Fund is included with this mailing.

                             _____________________

THE SEC HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________

      The date of this prospectus/information statement is April 10, 2003

                        PROSPECTUS/INFORMATION STATEMENT

                               TABLE OF CONTENTS

INTRODUCTION AND VOTING INFORMATION.................                       5
  Special Meeting; Voting...........................                       5
  Additional Information............................                       6
SUMMARY.............................................                       7
  The Plan..........................................                       7
  Reasons for the Proposed Combination..............                       7
  Investment Objectives and Policies................                       8
  Fees and Expenses of the Funds....................                       9
  Purchases.........................................                       13
  Exchanges.........................................                       14
  Redemption Procedures and Fees....................                       14
  Dividends and Distributions.......................                       14
  Federal Income Tax Consequences of the Proposed Combination              15
  Costs and Expenses................................                       15
  Continuation of Shareholder Accounts..............                       15
PRINCIPAL RISK FACTORS..............................                       15
THE PLAN............................................                       16
  Plan of Acquisition...............................                       16
  Description of Securities to Be Issued............                       17
  Reasons for the Proposed Combination..............                       17
  Federal Income Tax Consequences...................                       18
  Capitalization....................................                       19
MANAGEMENT'S DISCUSSION OF LIFETIME 2030 FUND'S PERFORMANCE                20
COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS             21
ADDITIONAL INFORMATION ABOUT THE FUNDS..............                       26
PROPOSALS OF SHAREHOLDERS...........................                       26
OTHER BUSINESS......................................                       26

APPENDIX A: FORM OF PLAN OF ACQUISITION .............                      27

                       INTRODUCTION AND VOTING INFORMATION

SPECIAL MEETING; VOTING
-----------------------
We are furnishing this prospectus/information statement to you as a shareholder of the Balanced Fund, a series of the Investors Fund, in connection with a special meeting of the shareholders of the Balanced Fund to be held on May 14, 2003. The purpose of the meeting is to vote on the Plan for the Balanced Fund. A copy of the Plan is included as Appendix A. The Plan provides for the combination of the Balanced Fund with the Principal LifeTime 2030 Fund which is also a series of the Investors Fund, as more fully described below. The prospectus/information statement is first being furnished to shareholders on or about April 10, 2003.

THE BOARD OF DIRECTORS OF THE INVESTORS FUND HAS APPROVED THE PLAN AND RECOMMENDS THAT THE SHAREHOLDERS OF THE BALANCED FUND VOTE FOR THE PLAN AND THE TRANSACTIONS WHICH IT CONTEMPLATES.

Shareholders of record of the Balanced Fund at the close of business on April 7, 2003, the record date, are entitled to vote at the meeting. As of the record date, the Balanced Fund had the following shares outstanding and entitled to be voted.

                      OUTSTANDING
    SHARE CLASS          SHARES
    -----------       -----------
 Advisors Preferred     293,841.86
 Advisors Select        176,971.11
 Preferred              138,781.50
 Select                 124,998.85
 Institutional            1,042.75
 Class J              2,299,984.17

Shareholders of the Balanced Fund are entitled to one vote for each share of each Class held at the meeting. A quorum for the Balanced Fund must be present at the meeting for the transaction of business. The holders of record of one-third of the shares outstanding at the close of business on the record date present at the meeting will constitute a quorum for the meeting. The approval of the Plan by the Balanced Fund requires the affirmative vote of a majority of all the votes entitled to be cast by shareholders of the Balanced Fund. Abstentions and broker non-votes (votes from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the broker or nominee does not have discretionary power) are counted toward a quorum but do not represent votes cast for the Plan or any other issue. If the shareholders of the Balanced Fund do not approve the Plan, the Board will consider possible alternative arrangements, and Principal Management Corporation will continue to manage the Balanced Fund.

Proxies of the shareholders of the Balanced Fund are not being solicited because Principal Life owned, or was authorized to vote, a majority of the outstanding shares of the Balanced Fund as of the record date, and is expected to be present and vote such shares at the meeting.

ADDITIONAL INFORMATION
----------------------
On April 7, 2003, the directors and officers of the Investors Fund together owned less than 1% of each of the Balanced Fund's and the Principal LifeTime 2030 Fund's outstanding shares. Principal Life, Des Moines, Iowa, 50392, an Iowa life insurance company and an affiliate of Principal Management Corporation, the manager of the Funds (the "Manager"), owned of record and beneficially, either directly or through subsidiaries, 79.59% of the outstanding shares of the Principal LifeTime 2030 Fund. The table below shows the percentage of the outstanding shares of each Class of the Balanced Fund owned by Principal Life on April 7, 2003 and based on those holdings, its percentage of ownership at the effective time (3:00 p.m. C.D.T. on August 1, 2003):

                        PRINCIPAL LIFE'S            PRINCIPAL LIFE'S
                          BALANCED FUND       PRINCIPAL LIFETIME 2030 FUND
                      PERCENTAGE OWNERSHIP        PERCENTAGE OWNERSHIP
    SHARE CLASS         ON APRIL 7, 2003         AT THE EFFECTIVE TIME
    -----------       ---------------------  ------------------------------
 Advisors Preferred          100.00%                     79.98%
 Advisors Select             100.00                      81.72
 Preferred                    90.07                      34.45
 Select                      100.00                     100.00
 Institutional               100.00                      99.61
 Class J                       0.45                       0.52

The ultimate parent of Principal Life is Principal Financial Group, Inc.

As of April 7, 2003, the following shareholders owned 5% or more of the outstanding shares of any Class of the Funds:

                                                                       PERCENTAGE
 NAME                                          ADDRESS                OF OWNERSHIP
 ----                                         --------                ------------
BALANCED FUND - PREFERRED CLASS
                                              Attn: Anji Rainey
 Bankers Trust Company Trustee                665 Locust St.              6.2%
 FBO NQ Excess Plan of Denkor                 Des Moines, IA
                                              50309-3702
PRINCIPAL LIFETIME 2030 FUND - ADVISORS
PREFERRED CLASS
 Trustar                                      P.O. Box 8963              90.4
 FBO Asbestos Workers Local No 87             Wilmington, DE 19899
 Defined Contribution Pension Plan
PRINCIPAL LIFETIME 2030 FUND - ADVISORS
SELECT CLASS
 Trustar
 FBO Bodon Industries Inc. 401k Profit        P.O. Box 8963              27.4
 Sharing Plan                                 Wilmington, DE 19899
 Trustar                                      P.O. Box 8963              40.7
 FBO Independent Publications Inc. 401a       Wilmington, DE 19899
 Trustar                                      P.O. Box 8963              25.1
 FBO St. Paul Computer Center 401k            Wilmington, DE 19899
PRINCIPAL LIFETIME 2030 FUND - PREFERRED
CLASS
 Chase Manhattan Bank NA                      Once Chase Square          24.1
 FBO Adelphoi Village Inc. 401(k) Plan        Rochester, NY 14643
 Chase Manhattan Bank NA                      Once Chase Square           8.6
 FBO Adelphoi Inc. 403(b) Plan                Rochester, NY 14643
                                              4 New York Plaza, 2nd
 JP Morgan Chase                              Floor                       5.7
 FBO Osteopathic Health Systems of TX         New York, NY 10004
 403b Retirement Plan
                                              4 New York Plaza, 2nd
 JP Morgan Chase                              Floor                       6.4
 FBO Atchison Hospital Assoc. Inc.            New York, NY 10004
 Profit Sharing Plan and Trust
 Trustar                                      P.O. Box 8963              45.6
 FBO Eriez Manufacturing Company              Wilmington, DE 19899
 401k Profit Sharing Plan

The Investors Fund does not know of any other person who owned at the record date, or will own at the effective time, of record or beneficially 5% or more of the outstanding shares of either of the Funds.

                                    SUMMARY

The following is a summary of certain information contained or incorporated by reference in this prospectus/information statement. It is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus/information statement.

THE PLAN
--------
You are being asked to approve the Plan, which provides for the combination of the Balanced Fund with the Principal LifeTime 2030 Fund. The Balanced Fund and Principal LifeTime 2030 Fund are each a series of the Investors Fund. Under the Plan, at the effective time on the closing date, the Principal LifeTime 2030 Fund will acquire all the assets and assume all the liabilities of the Balanced Fund and issue to the Balanced Fund shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class and Class J common stock having a value equal to the net assets of the Balanced Fund attributable to each share class. Immediately thereafter, the Balanced Fund will distribute all the Principal LifeTime 2030 Fund shares it receives to its shareholders who own the corresponding class of the Balanced Fund shares and thereby redeem all its outstanding shares. Each Balanced Fund shareholder will receive Principal LifeTime 2030 Fund shares equal in value to the shares of the corresponding class of the Balanced Fund held by the shareholder at the effective time. If the Plan is approved, the effective time will be 3:00 p.m. C.D.T. on August 1, 2003.

REASONS FOR THE PROPOSED COMBINATION
------------------------------------
The Balanced Fund has a relatively small amount of assets and has experienced limited sales of shares. Shares of the Balanced Fund and Principal LifeTime 2030 Fund are used primarily to fund employer-sponsored retirement plans and Individual Retirement Accounts. The Board believes the Principal LifeTime 2030 Fund would be more likely to garner assets from retirement-oriented investors than the Balanced Fund. The likelihood that the Balanced Fund will achieve significant asset levels in the foreseeable future is low. The Board for the Investors Fund considered these and other factors and determined that the proposed Plan would be in the best interests of the Balanced Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the Balanced Fund will not be diluted as a result of the transactions contemplated by the Plan. The Board believes that the Plan will provide shareholders of the Balanced Fund with an investment in a larger fund with greater capacity for diversification than the Balanced Fund. The table below reflects the investment performance of the Balanced Fund and the Principal LifeTime 2030 Fund for the periods ended February 28, 2003.

                                   TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                        --------------------------------------------------------
                                                                        ADVISORS
                                        PREFERRED                       PREFERRED
         FUND                             CLASS                           CLASS
         ----           ----------------------------------------   -------------
                                                   SINCE                       SINCE
                              1-YR.             INCEPTION**        1-YR.    INCEPTION**
                              -----             -----------        -----    -----------
 Principal LifeTime
 2030 Fund                   -11.39                -6.79           -11.57      -7.03
 Balanced Fund               -12.27                -9.00           -12.55      -9.30

                                   TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                                   -------------------
                                                                        ADVISORS
                                         SELECT                          SELECT
         FUND                             CLASS                           CLASS
         ----           ----------------------------------------   -------------------
                                                   SINCE                       SINCE
                              1-YR.             INCEPTION**        1-YR.    INCEPTION**
                              -----             -----------        -----    -----------
 Principal LifeTime
 2030 Fund                   -11.40                -6.85           -11.82      -7.25
 Balanced Fund               -12.28                -9.10           -12.62      -9.45

                                        TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                        --------------------------------------------------------------
                                        INSTITUTIONAL
         FUND                               CLASS                              CLASS J
         ----           ----------------------------------------       ---------------
                                                      SINCE                           SINCE
                               1-YR.               INCEPTION**          1-YR.      INCEPTION***
                               -----               -----------          -----      ------------
 Principal LifeTime
 2030 Fund                    -11.16                  -6.55             -12.76        -8.45
 Balanced Fund                -12.01                  -7.96             -13.68        -8.77

* No front-end or back-end sales charge applies to any of the share classes, except Class J shares. A contingent deferred sales charge of 1.00% is charged on redemptions of Class J shares within 18 months of their purchase.
** Inception Date of December 6, 2000 for the Balanced Fund and March 1, 2001 for the Principal LifeTime 2030 Fund.
*** Inception Date of June 15, 2001 for Class J shares of the Principal LifeTime 2030 Fund.

INVESTMENT OBJECTIVES AND POLICIES
----------------------------------
The primary investment objective of the Principal LifeTime 2030 Fund and the Balanced Fund is to seek a total return consisting of long-term growth of capital and current income. The principal difference between the Balanced Fund and the Principal LifeTime 2030 Fund is the investment strategy of each series. The Balanced Fund invests primarily in common stocks and corporate bonds. The Principal LifeTime 2030 Fund invests in shares of other series of Principal Investors Fund and is commonly referred to as a "fund of funds." In addition, over time the Principal LifeTime 2030 Fund will shift the percentage of its portfolio invested in the Underlying Funds to accommodate investors progressing from an asset accumulation objective to an income generating objective. Principal Global Investors, LLC ("PGI"), the Fund's sub-advisor, intends to allocate the Principal LifeTime 2030 Fund's assets so that approximately five to ten years after the year 2030, the Fund's assets in the Underlying Funds will match the asset allocation of the Principal LifeTime Strategic Income Fund, another series of the Investors Fund. At that time, the Principal LifeTime 2030 Fund may be combined with the Principal LifeTime Strategic Income Fund. The Board of Directors would need to determine at the time of the proposed combination that the combining of the Funds is in the best interests of the Funds' shareholders.

INVESTMENT ADVISORY SERVICES
----------------------------
The Manager serves as investment advisor to the Investors Fund. The Manager has entered into a sub-advisory agreement with PGI to provide investment advisory services to the Balanced Fund as well as the Principal LifeTime 2030 Fund and nine of the twelve Underlying Funds in which the Principal LifeTime 2030 Fund invested as of December 31, 2002. PGI is a directly, wholly-owned subsidiary of Principal Life and an affiliate of the Manager. The Manager also receives a fee for providing investment advisory services to each of the Underlying Funds in which the Principal LifeTime 2030 Fund invests. As of December 31, 2002, the Principal LifeTime 2030 Fund's assets were allocated among the following Underlying Funds as follows:

 Bond & Mortgage Securities      18.8%   Partners LargeCap Growth I    7.3%
 Government Securities           10.2    Partners LargeCap Value      11.8
 International Emerging Markets   2.2    Partners SmallCap Growth I    2.9
 International I                 11.2    Preferred Securities          5.5
 LargeCap Growth                  8.8    SmallCap Growth               3.5
 LargeCap Value                  11.2    SmallCap Value                6.6

Based on this allocation, the weighted average management fee of the Underlying Funds is 0.67%. The combined total expenses for the Principal LifeTime 2030 Fund may be higher or lower depending on the allocation of its assets among the Underlying Funds.

The Manager pays PGI a larger percentage of the fee it receives from the Principal LifeTime 2030 Fund than the percentage of the fee it receives from the Balanced Fund. The Manager also pays PGI a larger percentage of the aggregated fees it receives from the Underlying Funds than the percentage of the fee it receives from the Balanced Fund. However, the management fee the Manager receives from the Principal LifeTime 2030 Fund combined with the weighted average management fee it receives from the Underlying Funds, exceeds the fee it receives from the Balanced Fund.

The Manager currently pays expenses of the Class J shares of each of the Funds. If the Plan is approved a large portion of the combined assets of the Funds will continue to be sub-advised by PGI, the Manager will receive higher overall advisory fees with respect to the assets formerly owned by the Balanced Fund, and the Manager's expense reimbursement for Class J shares will be reduced.

FEES AND EXPENSES OF THE FUNDS
------------------------------
This table describes the fees and expenses that you may pay if you buy and hold shares of either of the funds.

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                  -----------------------------------------
                                                                     ADVISORS
                                                         PREFERRED   PREFERRED
                                                           CLASS       CLASS
                                                         ---------   ---------
 Maximum sales charge imposed on purchases (as a % of
 offering price)                                           None        None
 Maximum Contingent Deferred Sales Charge ("CDSC") (as
 a % of dollars
 subject to charge)                                        None        None
 Redemption or Exchange Fee                                None        None

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                  -----------------------------------------
                                                                      ADVISORS
                                                             SELECT    SELECT
                                                             CLASS     CLASS
                                                             ------   --------
 Maximum sales charge imposed on purchases (as a % of
 offering price)                                              None      None
 Maximum Contingent Deferred Sales Charge ("CDSC") (as a %
 of dollars
 subject to charge)                                           None      None
 Redemption or Exchange Fee                                   None      None

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                  -----------------------------------------
                                           INSTITUTIONAL
                                               CLASS                  CLASS J
                                           -------------            -----------
 Maximum sales charge imposed on
 purchases (as a % of offering price)          None                   None
 Maximum Contingent Deferred Sales Charge
 ("CDSC") (as a % of dollars subject to
 charge)                                       None                   1.00/(1)/
 Redemption or Exchange Fee                    None                   1.00/(2)/
                                                          /    /         /

///(1)/ A contingent  deferred sales charge of 1% applies on certain redemptions of shares made within 18 months after they are purchased.//
///(2)/ Redemption fees or exchange fees are charged on redemptions or exchanges of $50,000 or more of shares redeemed within 30 days after they are purchased.

ONE-TIME FEES
.. Class J shares have no initial sales charge but may be subject to a CDSC. If you sell (redeem) shares and the CDSC is imposed, it will reduce the amount of sales proceeds.
.. A redemption fee or exchange fee of 1.00% is charged on redemptions or exchanges of Class J shares of $50,000 or more if the shares were purchased within 30 days of the redemption or exchange. The fee is calculated as a percentage of market value at the time the shares are redeemed or exchanged.

The operating expenses attributable to each share class of each Fund (as a percentage of the average daily net assets) for the fiscal year ended October 31, 2002 were as follows:

                                          BALANCED FUND
                                ----------------------------------
                                           ADVISORS
                                PREFERRED  PREFERRED
   FUND OPERATING EXPENSES        CLASS      CLASS     SELECT CLASS
   -----------------------      ---------  ---------   ------------
Management Fees                   0.50%      0.50%        0.50%
12b-1 Fees                        0.00       0.25         0.10
Other Expenses                    0.26       0.32         0.28
                                  ----       ----         ----
Total Operating Expenses          0.76%      1.07%        0.88%

                                          BALANCED FUND
                                ---------------------------------
                                ADVISORS
                                 SELECT   INSTITUTIONAL
   FUND OPERATING EXPENSES       CLASS        CLASS       CLASS J*
   -----------------------      --------  -------------   --------
Management Fees                  0.50%        0.50%        0.50%
12b-1 Fees                       0.30         0.00         0.50
Other Expenses                   0.45         0.00         1.10
                                 ----         ----         ----
Total Operating Expenses         1.25%        0.50%        2.10%

                                 PRINCIPAL LIFETIME 2030 FUND
                                -----------------------------
                                           ADVISORS
                                PREFERRED  PREFERRED    SELECT
   FUND OPERATING EXPENSES        CLASS      CLASS      CLASS*
   -----------------------      ---------  ---------    ------
Management Fees                  0.1225%    0.1225%    0.1225%
12b-1 Fees                       0.0000     0.2500     0.1000
Other Expenses                   0.2600     0.3200     0.2800
                                 ------     ------     ------
Total Operating Expenses***      0.3825%    0.6925%    0.5025%

                                                              PRINCIPAL LIFETIME 2030 FUND
                                           ------------------------------------------------------
                                                ADVISORS
                                                 SELECT              INSTITUTIONAL
         FUND OPERATING EXPENSES                  CLASS                  CLASS                  CLASS J**
         -----------------------                --------             -------------              ---------
Management Fees                                  0.1225%                0.1225%                  0.1225%
12b-1 Fees                                       0.3000                 0.0000                   0.5000
Other Expenses                                   0.4500                 0.0000                   1.0400
                                                 ------                 ------                   ------
Total Operating Expenses***                      0.8725%                0.1225%                  1.6625%

*A Distribution Plan and Agreement was adopted by the Investors Fund pursuant to Rule 12b-1 for the Select Class shares effective June 10, 2002.
** The Manager voluntarily agreed to limit the expenses paid by the Class J shares of the Principal LifeTime 2030 Fund and the Balanced Fund through February 28, 2003 to the extent necessary to maintain a total level of operating expenses for Class J shares of the Principal LifeTime 2030 Fund and the Balanced Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed 1.45% for the Balanced Fund and 1.05% for the Principal LifeTime 2030 Fund. The effect of this expense limitation was to reduce each Fund's Class J operating expense. The Manager intends to pay expenses normally payable by Class J shares of each Fund through February 29, 2004 to the extent necessary to maintain a total level of operating expenses for Class J shares of the Balanced Fund not to exceed 1.75% of the Fund's average net assets on an annualized basis and of the Principal LifeTime 2030 Fund not to exceed 1.50% of the Fund's average net assets on an annualized basis.
*** Does not include the expenses of the Underlying Funds in which the Fund invests.

The Principal LifeTime 2030 Fund's expenses, assuming implementation of the Plan on August 1, 2003, as a percentage of average daily net assets are as follows:

                                      PRINCIPAL LIFETIME 2030 FUND
                                      -----------------------------
                                                 ADVISORS
                                      PREFERRED  PREFERRED   SELECT
      FUND OPERATING EXPENSES           CLASS      CLASS      CLASS
      -----------------------         ---------  ---------   ------
 Management Fees                       0.1225%    0.1225%    0.1225%
 12b-1 Fees                            0.0000     0.2500     0.1000
 Other Expenses                        0.2600     0.3200     0.2800
                                       ------     ------     ------
 Total Operating Expenses*             0.3825%    0.6925%    0.5025%

                                          PRINCIPAL LIFETIME 2030 FUND
                                    --------------------------------------
                                     ADVISORS
                                      SELECT      INSTITUTIONAL
     FUND OPERATING EXPENSES           CLASS          CLASS          CLASS J
     -----------------------         --------     -------------      -------
 Management Fees                      0.1225%        0.1225%         0.1225%
 12b-1 Fees                           0.3000         0.0000          0.5000
 Other Expenses                       0.4500         0.0000          0.9600
                                      ------         ------          ------
 Total Operating Expenses*            0.8725%        0.1225%         1.5825%
*Does not include the expenses of the Underlying Funds in which the Fund invests.

The following is an example of the effect of the operating expenses of each of the Funds as of October 31, 2002. The examples assume (1) a 5% annual return, and (2) each Fund's operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of each Fund, based upon these assumptions:

                         NUMBER OF YEARS YOU OWN YOUR ADVISORS PREFERRED CLASS SHARES
                        -------------------------------------------------------------
                           1 YEAR         3 YEARS         5 YEARS          10 YEARS
                        -------------  --------------  --------------  -----------------
 Principal LifeTime
 2030 Fund                  $ 71            $221            $386            $  862
 Balanced Fund               109             340             590             1,306

                        NUMBER OF YEARS YOU OWN YOUR ADVISORS SELECT CLASS SHARES
                        ----------------------------------------------------------
                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
                        ------------  -------------  -------------  ----------------
 Principal LifeTime
 2030 Fund                  $ 89          $278           $484            $1,075
 Balanced Fund               127           397            686             1,511

                         NUMBER OF YEARS YOU OWN YOUR PREFERRED CLASS SHARES
                        ----------------------------------------------------
                          1 YEAR       3 YEARS       5 YEARS        10 YEARS
                        -----------  ------------  ------------  ---------------
 Principal LifeTime
 2030 Fund                  $39          $123          $215           $484
 Balanced Fund               78           243           422            942

                            NUMBER OF YEARS YOU OWN YOUR SELECT CLASS SHARES
                           -------------------------------------------------
                             1 YEAR      3 YEARS      5 YEARS       10 YEARS
                           ----------  -----------  -----------  --------------
 Principal LifeTime 2030
 Fund                         $51         $161         $281          $  631
 Balanced Fund                 90          281          488           1,084

                         NUMBER OF YEARS YOU OWN YOUR INSTITUTIONAL CLASS SHARES
                        --------------------------------------------------------
                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
                        ------------  -------------  -------------  ----------------
 Principal LifeTime
 2030 Fund                  $13           $ 40           $ 69             $157
 Balanced Fund               51            160            280              628

                                      IF YOU SELL YOUR CLASS J SHARES
                               --------------------------------------------
                                NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                               --------------------------------------------
                                1 YEAR     3 YEARS     5 YEARS      10 YEARS
                               ---------  ----------  ----------  -------------
 Principal LifeTime 2030 Fund    $272        $523       $  902       $1,965
 Balanced Fund                    316         658        1,129        2,431

                                   IF YOU DO NOT SELL YOUR CLASS J SHARES
                               --------------------------------------------
                                NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                               --------------------------------------------
                                1 YEAR     3 YEARS     5 YEARS      10 YEARS
                               ---------  ----------  ----------  -------------
 Principal LifeTime 2030 Fund    $169        $523       $  902       $1,965
 Balanced Fund                    213         658        1,129        2,431

                                       12

The following is an example of the effect of the operating expenses of the Principal LifeTime 2030 Fund, assuming implementation of the Plan on August 1, 2003. The examples assume (1) a 5% annual return, and (2) the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of the Principal LifeTime 2030 Fund, based upon these assumptions:

                         NUMBER OF YEARS YOU OWN YOUR ADVISORS PREFERRED CLASS SHARES
                        -------------------------------------------------------------
                           1 YEAR         3 YEARS         5 YEARS          10 YEARS
                        -------------  --------------  --------------  -----------------
 Principal LifeTime
 2030 Fund                   $71            $221            $386             $862

                        NUMBER OF YEARS YOU OWN YOUR ADVISORS SELECT CLASS SHARES
                        ----------------------------------------------------------
                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
                        ------------  -------------  -------------  ----------------
 Principal LifeTime
 2030 Fund                  $89           $278           $484            $1,075

                         NUMBER OF YEARS YOU OWN YOUR PREFERRED CLASS SHARES
                        ----------------------------------------------------
                          1 YEAR       3 YEARS       5 YEARS        10 YEARS
                        -----------  ------------  ------------  ---------------
 Principal LifeTime
 2030 Fund                  $39          $123          $215           $484

                            NUMBER OF YEARS YOU OWN YOUR SELECT CLASS SHARES
                           -------------------------------------------------
                             1 YEAR      3 YEARS      5 YEARS       10 YEARS
                           ----------  -----------  -----------  --------------
 Principal LifeTime 2030
 Fund                         $51         $161         $281           $631

                         NUMBER OF YEARS YOU OWN YOUR INSTITUTIONAL CLASS SHARES
                        --------------------------------------------------------
                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
                        ------------  -------------  -------------  ----------------
 Principal LifeTime
 2030 Fund                  $13            $40            $69             $157

                                      IF YOU SELL YOUR CLASS J SHARES
                               --------------------------------------------
                                NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                               --------------------------------------------
                                1 YEAR     3 YEARS     5 YEARS      10 YEARS
                               ---------  ----------  ----------  -------------
 Principal LifeTime 2030 Fund    $264        $500        $862        $1,881

                                   IF YOU DO NOT SELL YOUR CLASS J SHARES
                               --------------------------------------------
                                NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                               --------------------------------------------
                                1 YEAR     3 YEARS     5 YEARS      10 YEARS
                               ---------  ----------  ----------  -------------
 Principal LifeTime 2030 Fund    $161        $500        $862        $1,881

PURCHASES
---------
Shares of the Principal LifeTime 2030 Fund and the Balanced Fund are offered for sale through Princor Financial Services Corporation ("Princor"), a broker-dealer that is also the principal underwriter for the Investors Fund, or other dealers which it selects.

ONGOING FEES
------------
The Principal LifeTime 2030 Fund and the Balanced Fund pay ongoing fees to the Manager. Some of the share classes of each Fund also pay ongoing fees to Princor and others who provide services to the Funds. These fees reduce the value of each share you own.

DISTRIBUTION (12B-1) FEES
-------------------------
The Investors Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 for its Advisors Preferred, Advisors Select, Select and Class J shares for the Principal LifeTime 2030 Fund and the Balanced Fund. Under each Distribution Plan, each Fund pays a fee to Princor based on the average daily net asset values attributable to these share classes. These ongoing fees pay expenses relating to distribution of shares of the four share classes referred to above and for services Princor and other selling dealers provide to shareholders of those classes of shares. Because they are ongoing, the fees may, over time, exceed other types of sales charges such as front-end charges or contingent deferred sales charges.

    SHARE CLASS        12B-1 FEE
    -----------        ---------
 Advisors Preferred      0.25%
 Advisors Select         0.30%
 Select                  0.10%
 Class J                 0.50%

EXCHANGES
---------
Shares of the Principal LifeTime 2030 Fund and the Balanced Fund may be exchanged, without payment of a sales charge or CDSC, for shares of the same class of other series of the Investors Fund. If Class J shares are exchanged for Class J shares of another series, the shares acquired by the exchange will be subject to the applicable CDSC imposed by the new series; however, the holding period of the Class J shares exchanged is added to the holding period of the acquired Class J shares for purposes of determining the applicable charge.

REDEMPTION PROCEDURES AND FEES
------------------------------
Shares of the Principal LifeTime 2030 Fund and the Balanced Fund may be redeemed at a price equal to the net asset value of the shares next computed following the receipt of a request for redemption in proper form. With respect to Class J shares, the amount you receive will be reduced by any applicable CDSC or redemption fee.

Generally, the sale proceeds are sent to you on the day following the day you place the sell order.

DIVIDENDS AND DISTRIBUTIONS
---------------------------
The Principal LifeTime 2030 Fund and the Balanced Fund each pay its net investment income on an annual basis. Payments are made to shareholders of record on the business day prior to the payment date. The payment date for the Balanced Fund is December 23rd (or previous business day). The payment date for the Principal LifeTime 2030 Fund is December 27th (or previous business day).

Net realized capital gains, if any, are distributed annually. Generally the distribution for the Balanced Fund is made on the fourth business day of December and for the Principal LifeTime 2030 Fund is made on the sixth business day of December. Payments are made to shareholders of record on the business day prior to the payable date. Capital gains the Funds distribute to shareholders may be taxable at different rates, depending on the length of time that the Fund holds its assets.

Immediately prior to implementation of the Plan, the Principal LifeTime 2030 Fund and the Balanced Fund will pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to their respective shareholders all of their investment company taxable income for taxable years ending on or prior to the implementation (computed without regard to any deduction for dividends paid) and all of its net capital gains, if any, realized in taxable years ending on or prior to the implementation (after reduction for any available capital loss carry forward). Such dividends will be included in the taxable income each Fund distributes to its shareholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED COMBINATION
-----------------------------------------------------------
The combination will be a tax-free "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of tax counsel to the Investors Fund, no gain or loss will be recognized by either Fund or either Fund's shareholders in connection with the combination, and the tax cost basis of the Principal LifeTime 2030 Fund shares received by shareholders of the Balanced Fund will equal the tax cost basis of their shares in the Balanced Fund and their holding period of the Principal LifeTime 2030 Fund shares will include the time during which the shareholders held the Balanced Fund shares.

COSTS AND EXPENSES
------------------
The Manager will bear all out-of-pocket fees and expenses incurred by the Funds in connection with the transactions contemplated by the Plan.

CONTINUATION OF SHAREHOLDER ACCOUNTS
------------------------------------
At the effective time of the Plan, you will cease to be a shareholder of the Balanced Fund and will become a shareholder of the Principal LifeTime 2030 Fund owning the same class of shares of the Principal LifeTime 2030 Fund having the same value as the investment you had in the Balanced Fund at the effective time.

                             PRINCIPAL RISK FACTORS

The primary investment objective of the Principal LifeTime 2030 Fund and of the Balanced Fund is to seek long-term growth of capital. The Balanced Fund invests primarily in common stocks and corporate bonds. The Principal LifeTime 2030 Fund invests in shares of other series of Principal Investors Fund and is commonly referred to as a "fund of funds." In addition, over time the Principal LifeTime 2030 Fund will shift the percentage of its portfolio invested in the Underlying Funds to accommodate investors progressing from an asset accumulation objective to an income generating objective. As with all mutual funds, as the values of the assets of each Fund rise or fall, the share prices change for each. If you sell your shares when their value is less than the price you paid, you will lose money.

MAIN RISKS FOR THE BALANCED FUND
The value of the stocks owned by the Balanced Fund changes on a daily basis. Stock prices reflect the activities of individual companies as well as general market and economic conditions. In the short-term, stock prices can fluctuate dramatically in response to these factors. Foreign stocks carry risks that are not generally found in stocks of U.S. companies. These include the risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries. In addition, foreign securities may be subject to securities regulators with less stringent accounting and disclosure standards than are required of U.S. companies.

Fixed-income security values change daily. Their prices reflect changes in interest rates, market conditions and amusements of other economic, political or financial information. When interest rates fall, the price of a bond rises and when interest rates rise, the price declines.

Because the Balanced Fund invests in both stocks and bonds, the Fund may under-perform stock funds when stocks are in favor and under-perform bond funds when bonds are in favor.

MAIN RISKS FOR THE PRINCIPAL LIFETIME 2030 FUND
The Principal LifeTime 2030 Fund's investments are concentrated in the Underlying Funds and, as a result, the Principal LifeTime 2030 Fund's performance is directly related to their performance. The Principal LifeTime 2030 Fund's ability to meet its investment objective depends on the ability of the Underlying Funds to achieve their investment objectives. Consequently, the Principal LifeTime 2030 Fund is subject to the particular risks of the Underlying Funds in the proportions in which the Fund invests in them.

The Principal LifeTime 2030 Fund's broad diversification is designed to cushion severe losses in any one investment sector and moderate the Fund's overall price swings. However, the Fund's share prices will fluctuate as the prices of the Underlying Funds rise or fall with changing market conditions.

Because it purchases equity securities, the Principal LifeTime 2030 Fund is subject to the risk that stock prices will fall over short or extended periods of time. A company in which a particular Underlying Fund invests may report poor results or be negatively affected by industry and/or economic trends and developments. In response, the price of the securities issued by such companies may decline. In addition, the Manager's assessment of the potential growth of Underlying Funds held by the Principal LifeTime 2030 Fund may prove incorrect, resulting in losses or poor performance even in a rising market. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

In addition to the general stock market, certain Underlying Funds have additional risks. Investments in companies with smaller market capitalizations may involve greater risks and price volatility (wide, rapid fluctuations) than investments in larger, more mature companies. To the extent an Underlying Fund invests in foreign securities, it is also subject to the risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries. In addition, foreign securities may be subject to securities regulators with less stringent accounting and disclosure standards than are required of U.S. companies.

The values of the fixed-income securities in which certain Underlying Funds invest change daily. Their prices reflect changes in interest rates, market conditions and announcements of other economic, political of financial information. When interest rates fall, the price of a bond rises and when interest rates rise, the price declines.

                                    THE PLAN

PLAN OF ACQUISITION
-------------------
The terms of the Plan are summarized below. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A.

Under the Plan, the Principal LifeTime 2030 Fund will acquire all the assets and assume all the liabilities of the Balanced Fund and will issue to the Balanced Fund the number of shares of Common Stock of each share class of the Principal LifeTime 2030 Fund that has a net asset value equal to the net asset value attributable to each corresponding share class of the Balanced Fund. We expect that the closing date will be August 1, 2003, assuming shareholder approval of the Plan, and that the effective time will be the close of regular trading on the NYSE at 3:00 P.M., Central Daylight Time, on that date. The Fund will determine their net asset values as of the effective time using the procedures described in the Investors Fund's prospectus (the procedures applicable to the Principal LifeTime 2030 Fund and the Balanced Fund are identical). The Principal LifeTime 2030 Fund will issue to the Balanced Fund a number of shares of each share class equal to the value of the net assets of each corresponding share class of the Balanced Fund outstanding at the effective time. The Balanced Fund will be managed such that at the effective time it will hold only cash or cash equivalents.

Immediately after the effective time, the Balanced Fund will distribute to you its Principal LifeTime 2030 Fund shares of the same class as the Balanced Fund shares you own in exchange for all your Balanced Fund shares of that class. You will receive shares of the Principal LifeTime 2030 Fund that are equal in value to the shares of the Balanced Fund you surrender in the exchange. In connection with the exchange, the Principal LifeTime 2030 Fund will credit on its books an appropriate number of its shares to the account of each Balanced Fund shareholder, and the Balanced Fund will cancel on its books all its shares registered to the account of that shareholder. Any outstanding certificate for Balanced Fund shares that is not surrendered will be deemed to represent the number of Principal LifeTime 2030 Fund shares for which the Balanced Fund shares have been exchanged. After the effective time, the Balanced Fund will dissolve in accordance with applicable law.

The consummation of the transactions contemplated by the Plan for the Balanced Fund is subject to the approval of the Plan by the shareholders of the Balanced Fund. The Plan may be amended, but no amendment may be made to the Plan which in the opinion of the Board of Directors would materially adversely affect the interests of the shareholders of the Balanced Fund after the shareholders of the Balanced Fund have approved the Plan. The Board of Directors may terminate the Plan at any time before the effective time if it believes that consummation of the transactions contemplated by the Plan would not be in the best interests of the shareholders.

The Manager will pay all fees and out-of-pocket expenses incurred by the Funds in connection with the transactions contemplated by the Plan.

DESCRIPTION OF SECURITIES TO BE ISSUED
--------------------------------------
The share classes of the Principal LifeTime 2030 Fund are shares of common stock, par value $.01 per share. They have the same rights with respect to the Principal LifeTime 2030 Fund as the share classes of the Balanced Fund have with respect to the Balanced Fund. Each share is entitled to one vote and has equal rights with every other share as to dividends, earnings, voting, assets and redemption. There is no cumulative voting for directors. Shares are fully paid and non-assessable, have no preemptive or conversion rights and are freely transferable. Each fractional share has proportionately the same rights as are provided for a full share. As of April 7, 2003, the Principal LifeTime 2030 Fund had the following number of shares of each class outstanding:

                      OUTSTANDING
    SHARE CLASS          SHARES
    -----------       -----------
 Advisors Preferred      75,865.21
 Advisors Select         40,803.95
 Preferred              226,921.97
 Select                   1,000.00
 Institutional        7,752,709.61
 Class J              1,623,332.10

REASONS FOR THE PROPOSED COMBINATION
------------------------------------
The Balanced Fund has a relatively small amount of assets and has experienced limited sales of shares. Shares of the Balanced Fund and Principal LifeTime 2030 Fund are used primarily to fund employer-sponsored retirement plans and Individual Retirement Accounts. The Board believes the Principal LifeTime 2030 Fund would be more likely to garner assets from retirement-oriented investors than the Balanced Fund. The likelihood that the Balanced Fund will achieve significant asset levels in the foreseeable future is low. The Board for the Balanced Fund considered these and other factors and determined that the proposed Plan would be in the best interests of the Balanced Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the Balanced Fund will not be diluted as a result of the transactions contemplated by the Plan.

The Plan has been approved by the Board of Directors of the Principal LifeTime 2030 Fund and the Balanced Fund, including all of the directors who are not "interested persons" as defined in Section 2(a)(19) of the Investment Company Act. In approving the Plan, the Boards considered the following factors, among others: (1) possible alternatives to the Plan; (2) the terms and conditions of the Plan and whether its implementation would result in dilution of shareholder interests or involve overreaching by any person concerned; (3) the advantages to the Balanced Fund's shareholders of investing in a larger asset pool with greater diversification; (4) any direct or indirect fees or expenses incurred by the Fund as a result of the Plan; (5) expense ratios and available information regarding the fees and expenses of the Funds, including any change in fees or expenses to be paid or borne by shareholders of the Balanced Fund (direct or indirectly) as a result of the Plan; (6) comparative investment performances of the Funds; (7) the direct or indirect federal income tax consequences of the Plan to shareholders of the Balanced Fund; (8) the continuity of or changes in services to be provided to shareholders following implementation of the Plan; and (9) the compatibility of the investment objectives and policies of the Funds and changes with respect to the investment objectives and policies of the Balanced Fund that will result from the Plan.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------
To be considered a tax-free "reorganization" under Section 368 of the Code, a reorganization must exhibit a continuity of business enterprise. Because the Principal LifeTime 2030 Fund will use a portion of the Balanced Fund's assets in its business and will continue the Balanced Fund's historic business, the combination of the Balanced Fund with the Principal LifeTime 2030 Fund will exhibit a continuity of business enterprise. Therefore, the combination will be considered a tax-free "reorganization," under applicable provisions of the Code. In the opinion of tax counsel to the Investors Fund, no gain or loss will be recognized by either of the Funds or their shareholders in connection with the combination, the tax cost basis of the Principal LifeTime 2030 Fund shares received by shareholders of the Balanced Fund will equal the tax cost basis of their shares in the Balanced Fund, and their holding periods for the Principal LifeTime 2030 Fund shares will include their holding periods for the Balanced Fund shares.

As of October 31, 2002, the Balanced Fund had an accumulated capital loss carryforward in the amount of approximately $2,069,000. After the reorganization, this loss will be available to the Principal LifeTime 2030 Fund to offset its capital gains, although the amount of offsetting losses available in any given year may be limited. As a result of this limitation, it is possible that the Principal LifeTime 2030 Fund may not be able to use these losses as rapidly as the Balanced Fund might have, and part of these losses may not be usable at all. The ability of the Principal LifeTime 2030 Fund to utilize the accumulated capital loss carry-forward in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset. In addition, the benefits of any capital loss carryfoward currently are available only to shareholders of the Balanced Fund. After the reorganization, however, these benefits will inure to the benefit of all shareholders of the Principal LifeTime 2030 Fund.

The foregoing is only a summary of the principal federal income tax consequences of the combination and should not be considered to be tax advice. There can be no assurance that the Internal Revenue Service will concur on all or any of the issues discussed above. You may wish to consult with your own tax advisers regarding the federal, state, and local tax consequences with respect to the foregoing matters and any other considerations which may apply in your particular circumstances.

CAPITALIZATION
--------------
The following table shows the capitalization of the Balanced Fund and the Principal LifeTime 2030 Fund separately, as of February 28, 2003, and combined in the aggregate (unaudited), as of that date, giving effect to the Plan:

                                            BALANCED FUND
                                  ----------------------------------
                                   ADVISORS                 ADVISORS
                                  PREFERRED   PREFERRED      SELECT
                                    CLASS       CLASS        CLASS
                                  ---------   ---------     --------
 Net Assets                       $2,248,373  $1,077,399   $1,379,424
 Net Asset Value Per Share             $7.78       $7.79        $7.78
 Shares Outstanding                  288,853     138,221      177,363

                                             BALANCED FUND
                                   SELECT   INSTITUTIONAL
                                   CLASS        CLASS         CLASS J
                                   ------   -------------     -------
 Net Assets                       $973,236     $8,074       $16,872,299
 Net Asset Value Per Share           $7.79      $7.74             $7.75
 Shares Outstanding                124,999      1,043         2,177,506

                                   PRINCIPAL LIFETIME 2030 FUND
                                  -------------------------------
                                  ADVISORS                ADVISORS
                                  PREFERRED  PREFERRED     SELECT
                                    CLASS      CLASS       CLASS
                                  ---------  ---------    --------
 Net Assets                       $681,729   $2,094,994   $366,291
 Net Asset Value Per Share           $8.52        $8.51      $8.51
 Shares Outstanding                 80,000      246,143     43,056

                                     PRINCIPAL LIFETIME 2030 FUND
                                  SELECT   INSTITUTIONAL
                                   CLASS       CLASS         CLASS J
                                  ------   -------------     -------
 Net Assets                       $8,516    $61,100,381    $12,495,898
 Net Asset Value Per Share         $8.52          $8.51          $8.55
 Shares Outstanding                1,000      7,175,905      1,462,267

                                   COMBINED PRINCIPAL LIFETIME 2030 FUND
                                  --------------------------------------
                                    ADVISORS                     ADVISORS
                                   PREFERRED     PREFERRED        SELECT
                                     CLASS         CLASS          CLASS
                                   ---------     ---------       --------
 Net Assets                        $2,930,102    $3,172,393     $1,745,715
 Net Asset Value Per Share              $8.52         $8.51          $8.51
 Shares Outstanding                   343,894       372,747        205,151

                                   COMBINED PRINCIPAL LIFETIME 2030 FUND
                                   SELECT    INSTITUTIONAL
                                    CLASS        CLASS          CLASS J
                                   ------    -------------      -------
 Net Assets                       $981,752    $61,108,455     $29,368,197
 Net Asset Value Per Share           $8.52          $8.51           $8.55
 Shares Outstanding                115,230      7,176,854       3,435,635

                           MANAGEMENT'S DISCUSSION OF
                    PRINCIPAL LIFETIME 2030 FUND PERFORMANCE

The following discussion relates to the performance of the Principal LifeTime 2030 Fund during its most recent fiscal year, which ended October 31, 2002.

                                                                                                 60% S&P 500
                                                                       Lehman                  40% Lehman Bros.
                                                                      Brothers
                                   Total     S&P 500               Aggregate Bond               Aggregate Bond
                                   Return
Year Ended October 31,     L3       @NAV      Index      Total         Index         Total          Index          Total
----------------------     --       ----      -----      Return        -----         Return         -----          Return
                          10,000               10,000                      10,000                        10,000
                  2001     9,480    -5.20%      8,621     -13.79%          10,794       7.94%             9,464      -5.36%

                        Morningstar
                         Domestic
                          Hybrid
Year Ended October 31,   Category     Total Return
----------------------   --------
                             10,000
                  2001        9,447          -5.53%

LOGO

The Principal Investors Fund - Principal LifeTime 2030 Fund underperformed the 60% S&P 500/ 40% Lehman Aggregate Index for the year primarily due to the overweighted position in stocks versus bonds. For the one year period ended October 31, 2002, the Fund returned -7.26% compared to -6.68% for the Index. Individual security selection tended to add value, but overall performance suffered due to the Fund's overweighted equity position. The overweighted position in value companies versus growth companies tended to make a marginal contribution to the Fund's performance. International exposure was positive for overall Fund returns for the year. The fixed-income holdings continued to provide competitive returns for the Fund.

The equity markets continued to disappoint investors with sharp price declines during the past year. Investor confidence is at low levels as the economy remains troubled and companies provide analysts with negative information about future quarters' earnings. The earnings shortfall and increased expectations of expanded overseas military activity kept the equity market in a downturn. The fixed-income markets advanced during the year as inflation remained low and yields moved down, increasing bond prices. The difference in yield between various fixed-income securities became wider as investors sought the safety of government securities. The economic future remains uncertain as economists continue to debate when the recovery will boost the financial markets.

Investors are uncomfortable with the equity markets for a number of reasons, including lack of earnings growth, continued financial scandals and a lackluster economy. As a result, investors have begun scrutinizing company financial statements more carefully to identify the quality firms. The integrity of financial reporting and companies' ability to grow earnings even in a slowing economic environment will be increasingly important to investors. Now that company CEOs must sign reported financial statements and assume personal liability for those numbers, investors may begin to feel more confident about the quality of reported earnings.

The equity markets experienced declines across all areas during the past year. Small-cap companies generally were down less than larger firms. International markets were down sharply and domestic growth and value firms fell together. Fixed-income markets advanced as yields dropped and prices increased across all maturities.

The Fund continues to maintain a diversified position with investments in domestic equities, foreign equities and domestic fixed-income securities. The Fund will remain overweighted in stocks versus bonds until a clear economic and market environment favors one asset class over the other. An improving economic environment in the coming year could provide value to the Fund's equity and fixed-income components.

1) LEHMAN BROTHERS AGGREGATE BOND INDEX represents securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.
2) MORNINGSTAR DOMESTIC HYBRID CATEGORY consists of domestic-hybrid funds that divide their assets among stocks. These funds tend to focus on conservative stocks and bonds.
3) S&P 500 INDEX is a market capitalization-weighted index of 500 widely held stocks often used as a proxy for the stock market. It measures the movement of the largest issues. Standard & Poor's chooses the member companies for the 500 based on market size, liquidity and industry group representation. Included are the stocks of industrial, financial, utility and transportation companies.

         COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objectives of each Fund is fundamental and certain investment restrictions which are designated as such in each Fund's prospectus or Statement of Additional Information are fundamental policies that may not be changed without approval by the holders of the lesser of: (i) 67% of the Fund's shares present or represented at a shareholder's meeting at which the holders of more than 50% of such shares are present or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund. All other investment policies and restrictions are not fundamental and may be changed by the Investors Fund Board of Directors without shareholder approval.

PRINCIPAL LIFETIME 2030 FUND
----------------------------
The Principal LifeTime 2030 Fund seeks to generate a total return consisting of long-term growth of capital and current income.

PRINCIPAL LIFETIME 2030 FUND STRATEGY
To pursue its goal, the Principal LifeTime 2030 Fund invests in shares of other Investors Funds (the "Underlying Funds"). The Underlying Funds are intended to give the Fund broad exposure to the domestic and foreign equity and fixed-income markets. At any time, the Sub-Advisors, PGI may add or substitute Underlying Funds in which the Fund invests.

Currently, approximately 60% of the Principal LifeTime 2030 Fund's assets are invested in equity securities and 40% in fixed-income securities. In deciding how to allocate the Fund's assets among the Underlying Funds, PGI considers long-term asset class returns and volatility assumptions. There are no minimum or maximum percentages in which the Principal LifeTime 2030 Fund must invest in any Underlying Fund.

As of December 31, 2002, the Principal LifeTime 2030 Fund's assets were allocated among the following Underlying Funds as follows:

 Bond & Mortgage Securities      18.8%   Partners LargeCap Growth I    7.3%
 Government Securities           10.2    Partners LargeCap Value      11.8
 International Emerging Markets   2.2    Partners SmallCap Growth I    2.9
 International I                 11.2    Preferred Securities          5.5
 LargeCap Growth                  8.8    SmallCap Growth               3.5
 LargeCap Value                  11.2    SmallCap Value                6.6

Over time, shifts in the allocations to the Underlying Funds will be designed to accommodate investors progressing from asset accumulation years to income-generations years. PGI intends to allocate the Principal LifeTime 2030 Fund's assets so that approximately five to ten years after the year 2030, the Fund's assets in the Underlying Funds matches the asset allocation of the Principal LifeTime Strategic Income Fund. At that time, the Principal LifeTime 2030 Fund may be combined with the Principal LifeTime Strategic Income Fund. The Board of Directors would need to determine at the time of the proposed combination that the combining of the funds is the best interests of the funds' shareholders.

BALANCED FUND
-------------
The Balanced Fund seeks to generate a total return consisting of current income and long-term growth of capital.

BALANCED FUND STRATEGY
The Balanced Fund seeks growth of capital and current income by investing primarily in common stocks and corporate bonds. It may also invest in other equity securities, government bonds and notes (obligations of the U.S. government or its agencies or instrumentalities) and cash. Though the percentages in each category are not fixed, common stocks generally represent 40% to 70% of the Balanced Fund's assets. The remainder of the Balanced Fund's assets is invested in bonds and cash.

PGI serves as Sub-Advisor for the Balanced Fund. In making its selection of equity securities, PGI looks for companies that have predictable earnings and which, based on growth prospects, it believes are undervalued in the marketplace. PGI buys stocks with the objective of long-term capital appreciation. From time to time, PGI purchases stocks with the expectation of price appreciation over the short-term. In response to changes in economic conditions, PGI may change the make-up of the portfolio and emphasize different market sectors by buying and selling the portfolio's stocks. The Balanced Fund may invest up to 25% of its assets in securities of foreign companies.

Fixed-income securities are purchased to generate income and for capital appreciation purposes when PGI thinks that declining interest rates may increase market value. Deep discount bonds (those which sell at a substantial discount from their face amount) are also purchased to generate capital appreciation. The Balanced Fund may invest in bonds with speculative characteristics but does not intend to invest more than 5% of its assets in securities rated below BBB by Standard & Poor's Rating Service or Baa by Moody's Investors Service, Inc. Fixed-income securities that are not investment grade are commonly referred to as "junk bonds" or high yield securities. These securities offer a higher yield than other, higher rated securities, but they carry a greater degree of risk and are considered speculative by the major credit rating agencies.

The Balanced Fund and each of the Underlying Funds in which the Principal LifeTime 2030 Fund invests have the same investment policies and restrictions.

BALANCED FUND AND UNDERLYING FUND INVESTMENT POLICIES AND RESTRICTIONS Fundamental Restrictions
------------------------
Each of the following restrictions for the Balanced Fund and each of the Underlying Funds in which the Principal LifeTime 2030 Fund invests is a matter of fundamental policy and may not be changed without shareholder approval. The Funds may not:
.. Issue any senior securities as defined in the Investment Company Act, as amended. Purchasing and selling securities and futures contracts and options thereon and borrowing money in accordance with restrictions described below do not involve the issuance of a senior security.
.. Invest in physical commodities or commodity contracts (other than foreign currencies), but it may purchase and sell financial futures contracts, options on such contracts, swaps and securities backed by physical commodities.

.. Invest in real estate, although it may invest in securities that are secured by real estate and securities of issuers that invest or deal in real estate.
.. Borrow money, except that it may a) borrow from banks (as defined in the Investment Company Act, as amended) or other financial institutions or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed); b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes; c) obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities; and d) purchase securities on margin to the extent permitted by applicable law (the deposit or payment of margin in connection with transactions in options and financial futures contracts is not considered purchase of securities on margin).
.. Make loans, except that the Fund may a) purchase and hold debt obligations in accordance with its investment objective and policies; b) enter into repurchase agreements; and c) lend its portfolio securities without limitation against collateral (consisting of cash or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities) equal at all times to not less than 100% of the value of the securities loaned. This limit does not apply to purchases of debt securities or commercial paper.
.. Invest more than 5% of its total assets in the securities of any one issuer
  (other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer, except that this limitation shall apply only with respect to 75% of the total assets of the Fund.
.. Act as an underwriter of securities, except to the extent that the Fund may be deemed to be an underwriter in connection with the sale of securities held in its portfolio.
.. Concentrate its investments in any particular industry, except that the Fund may invest up to 25% of the value of its total assets in a single industry, provided that, when the Fund has adopted a temporary defensive posture, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.
.. Sell securities short (except where the Fund holds or has the right to obtain at no added cost a long position in the securities sold that equals or exceeds the securities sold short).

Non-Fundamental Restrictions
----------------------------
The Balanced Fund and each of the Underlying Funds in which the Principal LifeTime 2030 Fund invests have also adopted the following restrictions that are not fundamental policies and that may be changed without shareholder approval. It is contrary to each Fund's present policy to:
.. Invest more than 15% of its net assets in illiquid securities and in repurchase agreements maturing in more than seven days except to the extent permitted by applicable law.
.. Pledge, mortgage or hypothecate its assets, except to secure permitted borrowings. The deposit of underlying securities and other assets in escrow and other collateral arrangements in connection with transactions in put or call options, futures contracts and options on futures contracts are not deemed to be pledges or other encumbrances.
.. Invest in companies for the purpose of exercising control or management.

.. Enter into a) any futures contracts and related options for non-bona fide hedging purposes within the meaning of Commodity Futures Trading Commission
  (CFTC) regulations if the aggregate initial margin and premiums required to establish such positions will exceed 5% of the fair market value of the Fund's net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; and b) any futures contracts if the aggregate amount of such Fund's commitments under outstanding futures contracts positions would exceed the market value of its total assets.
.. Invest more than 5% of its total assets in real estate limited partnership interests.
.. Acquire securities of other investment companies in reliance on Section 12(d)
  (1) (F) or (G) of the Investment Company Act.

PRINCIPAL LIFETIME 2030 FUND INVESTMENT POLICIES AND RESTRICTIONS
-----------------------------------------------------------------
Fundamental Restrictions
------------------------
Each of the following restrictions is a matter of fundamental policy of the Principal LifeTime 2030 Fund and may not be changed without shareholder approval. The Principal LifeTime 2030 Fund may not:
.. Issue senior securities as defined in the Investment Company Act. Purchasing and selling securities and futures contracts and options thereon and borrowing money in accordance with restrictions described below do not involve the issuance of a senior security.
.. Purchase or sell commodities or commodities contracts except that the Fund may invest in Underlying Funds that may purchase or write interest rate, currency and stock and bond index futures contracts and related options thereon.
.. Purchase or sell real estate or interests therein, although the Fund may purchase Underlying Funds which purchase securities of issuers that engage in real estate operations and securities secured by real estate or interests therein.
.. Borrow money, except that it may a) borrow from banks (as defined in the Investment Company Act) or other financial institutions in amounts up to 33 1/3% of its total assets (including the amount borrowed) and b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes.
.. Make loans, except that the Fund may a) purchase Underlying Funds which purchase and hold debt obligations; and b) enter into repurchase agreements. This limit does not apply to purchases of debt securities or commercial paper by the Fund or an underlying fund. For the purpose of this restriction, lending of fund securities by the Underlying Funds are not deemed to be loans.
.. Act as an underwriter of securities, except to the extent that the Fund or an underlying fund may be deemed to be an underwriter in connection with the sale of securities held in its portfolio.
.. Invest 25% or more of the value of its total assets in securities of issuers in any one industry except that the Fund will concentrate its investments in the mutual fund industry. This restriction does not apply to the Fund's investments in the mutual fund industry by virtue of its investments in the Underlying Funds. This restriction also does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.
.. Sell securities short.

Non-Fundamental Restrictions
----------------------------
The Principal LifeTime 2030 Fund has also adopted the following restrictions that are not fundamental policies and may be changed without shareholder approval. It is contrary to the Principal LifeTime 2030 Fund's present policy to:
.. Pledge, mortgage or hypothecate its assets, except to secure permitted borrowings. For the purpose of this restriction, collateral arrangements with respect to the writing of options by the Underlying Funds and collateral arrangements with respect to initial or variation margin for futures by the Underlying Funds are not deemed to be pledges of assets.
.. Invest in companies for the purpose of exercising control or management.

INVESTMENT ADVISORY SERVICES
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The Manager serves as investment advisor to the Investors Fund. The Manager has entered into a sub-advisory agreement with PGI to provide investment advisory services to the Balanced Fund as well as the Principal LifeTime 2030 Fund and nine of the twelve Underlying Funds in which the Principal LifeTime 2030 Fund invested as of December 31, 2002. PGI is a directly wholly-owned subsidiary of Principal Life and an affiliate of the Manager. The Principal LifeTime 2030 Fund paid the Manager a fee equal to 0.1225% of the Principal LifeTime 2030 Fund's average daily net assets for services provided during the fiscal year ended October 31, 2002 and the Manager paid PGI a sub-advisory fee equal to 0.0425% of such assets. Based upon the allocation of the Principal LifeTime 2030 Fund's assets as of December 31, 2002, the Manager's weighted average management fee for the Underlying Funds was 0.67% of the Fund's average daily net assets.

The Manager has also entered into a sub-advisory agreement with PGI to provide investment advisory services to the Balanced Fund. The Balanced Fund paid the Manager a fee equal to 0.50% of the Balanced Fund's average daily net assets for services provided during the fiscal year ended October 31, 2002 and the Manager paid PGI a sub-advisory fee of 0.086% of the equity securities portion of such assets and 0.10% of the fixed-income securities portion of such assets.

If the Plan is approved, a large portion of the combined assets of the Funds will continue to be sub-advised by PGI, the Manager will receive higher overall advisory fees with respect to the assets formerly owned by the Balanced Fund, and the amount of the Manager's expense reimbursement for Class J shares by the Manager will be reduced.

                     ADDITIONAL INFORMATION ABOUT THE FUNDS

Additional information about the Funds is available in their annual reports to shareholders for the year ended October 31, 2002, and in the following documents which have been filed with the SEC: prospectus and Statement of Additional Information for the Investors Fund (including the Principal LifeTime 2030 Fund and Balanced Fund) dated March 1, 2003; and Statement of Additional Information for the registration statement of which this prospectus/information statement is a part, dated April 10, 2003. You may obtain copies of the annual reports to shareholders, the prospectuses and the Statements of Additional Information by contacting Princor Financial Services Corporation at Des Moines, Iowa 50392-2080, or by telephoning shareholder services toll-free at 1-800-247-4123.

Each of the Funds is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act, as applicable. Accordingly, each files reports, proxy materials and other information with the SEC. You may inspect those reports, proxy materials and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549. Copies of such materials also may be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, or at no charge from the EDGAR database on the Commission's website at "www.sec.gov."

                           PROPOSALS OF SHAREHOLDERS

A shareholder who has an issue that he or she would like to have included in the agenda at a Principal Investors Fund shareholder meeting should send the proposal to the Investors Fund at the Principal Financial Group, Des Moines, Iowa 50392-0200. To be considered for presentation at a shareholders meeting, the proposal must be received a reasonable time before a solicitation is made for such meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

We do not know of any business to be brought before the meeting other than the matters set forth in this prospectus/information statement.